Exhibit 4

DISTANCE VOTING BALLOT

Annual General Meeting (AGM) - OI S.A. to be held on 04/26/2019

Shareholder's Name
Shareholder's CNPJ or CPF
E-mail

Instructions on how to cast your vote

Instructions on how to cast your vote
This Remote Voting Ballot refers to the Annual General and Extraordinary Shareholders’ Meeting of Oi S.A. – In Judicial Reorganization (“Company”) to be held on April 26, 2019, at 11 a.m., (“Meeting” or “AGM”), and it must be filled if the shareholder chooses to exercise its remote voting right, under article 121, sole paragraph, of Law No. 6,404/1976 (“Corporate Law”) and CVM Ruling No. 481/2009 (“ICVM 481”). If the shareholder wishes to exercise its remote voting right, it shall fill the fields above with its full name (or corporate name) and number of its Enrollment with the Ministry of Finance, whether it is a legal entity (CNPJ) or an individual (CPF), in addition to an e-mail address for contact. In addition, in order for this voting ballot to be considered valid and the votes rendered herein to be accounted for the quorum of the General Meeting:
- all fields below must be properly filled out;
- all pages must be initiated;
- at the end, the shareholder or its legal representative(s), as the case may be and under the legislation in force, shall sign the ballot; and
- the certification of the signatures in the ballot will be required.
The shareholders who choose to exercise their voting right through Remote Voting Ballot shall observe the other rules and formalities described in item 12.2 of the Company’s Reference For (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

Instructions for sending your ballot, indicating the delivery process by sending it directly to the Company or through a qualified service provider
The shareholder who chooses to exercise its remote voting right may: (i) fill and send this ballot directly to the Company; or (ii) send filling instructions to able service providers, according to the instructions below:
1. Exercise a vote through service providers – Remote voting system:
The shareholder who chooses to exercise its remote voting right through service providers shall send its voting instructions to the respective custody agents, observing the rules determined thereby. In order to do so, the shareholders shall contact their custody agents and verify the procedures established thereby to issue voting instructions through ballot, and the documents and information required thereby for such purpose. It is worth mentioning that, as determined by CVM Ruling No. 481, the Central Depositary of B3, upon receiving voting instructions of shareholders through their respective custody agents, shall disregard any diverging instructions regarding a single resolution that have been issued by the same CPF or CNPJ enrollment number.
2. Submission of ballot by the shareholder directly to the Company:
The shareholder who chooses to exercise its participation and remote voting right through submission of ballot directly to the Company, shall send the following documents to the Investors’ Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190):
(i) Hard copy of the ballot, duly filled, initialed and signed; and
(ii) Certified copy of the following documents:
(a) For individuals, official and valid identification document, with photo.
(b) For legal entities: (i) latest consolidated Bylaws or Articles of Association (as the case may be), along with any subsequent amendments that have not been consolidated; (ii) corporate documents that evidence the good standing of the shareholder’s representation; and (iii) official and valid identification document of the legal representative of the shareholder, with photo.
(c) For investment funds: (i) latest consolidated Rules of the Investment Fund, along with any subsequent amendments that have not been consolidated; (ii) latest consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), along with any subsequent amendments that have not been consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and the shareholder (as the case may be); and (iv) Annual General Meeting (AGM) - OI S.A. to be held on 04/26/2019 representation of the administrator or manager and the shareholder (as the case may be); and (iv) official and valid identification document of the legal representative of the administrator or manager (as the case may be) and the shareholder, with photo.
Regarding the documents indicated in items “(i)” and “(ii)” above, the Company requests, as the case may be: (i) certification of the signature; and (ii) simple translation for document in foreign language.
The ballot, along with the required documentation, shall be considered valid only if received by the Company, in order, with at least seven (7) days of advance regarding the date of such General Meeting, that is, before April 17, 2019. Ballots received by the Company after such period will not be considered.
As provided in article 21-U of CVM Ruling No. 481/2009 (“ICVM 481”), the Company will

DISTANCE VOTING BALLOT

Annual General Meeting (AGM) - OI S.A. to be held on 04/26/2019 communicate to the shareholder, through e-mail address informed in the remote voting ballot, if the documents received are sufficient for the vote to be considered valid or the procedures and terms for any rectification or resubmission, if necessary.
The shareholder participating in the fungible custody of B3 shares who chooses to exercise its remote voting right through submission of ballot directly to the Company shall also submit an updated statement of its shareholding position issued by the custodian institution (namely, the statement issued by BM&FBOVESPA). In addition, without prejudice to any interest verification that the Company usually performs in its General Meeting, according to the updated interest records of its shareholder base available to the Company, the shareholder shall inform the Company, through electronic address invest@oi.net.br, regarding any movement with the shares held thereby between the base date for such statement and the date of the respective General Meeting, along with the proofs of such movements.

Postal and e-mail address to send the distance voting ballot, if the shareholder chooses to deliver the document directly to the company
Investors’ Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190) invest@oi.net.br

Indication of the institution hired by the company to provide the registrar service of securities, with name, physical and electronic address, contact person and phone number
Bookkeeping Agent: Banco do Brasil
Phone: (21) 3808-3715
The shareholder may send remote voting instructions upon delivery of the voting ballot in one of the branches of Banco do Brasil S.A. with certified copies of the identification documents: a) individual: identity card, proof of address issued less than 90 days before; b) legal entities/investment funds: bylaws/articles of association/rules, documentation that proves the representation and identity card of the representative; and c) shareholders with tax address abroad: additionally, documents that prove the origin of the funds will be required according to CMN Resolution No. 4,373 or Law No. 4,131 and other related laws

Resolutions concerning the Annual General Meeting (AGM)

Simple Resolution
1.	To analyze the management accounts, examine, discuss and vote on the financial statements related to the fiscal year ended December 31, 2018

[	] Approve [ ] Reject [ ] Abstain

Simple Resolution
2.	To deliberate on the allocation of the results of the fiscal year ended December 31, 2018

[	] Approve [ ] Reject [ ] Abstain

Simple Resolution
3.	To establish the annual global amount of compensation for Management and members of the Company’s Fiscal Council

[	] Approve [ ] Reject [ ] Abstain

Election of the fiscal board by single group of candidates

Chapa do Conselho Fiscal proposta pela Administração / Slate of the fiscal council proposed by the management
Pedro Wagner Pereira Coelho / Patricia Valente Stierli
Álvaro Bandeira / Wiliam da Cruz Leal
Daniela Maluf Pfeiffer / Luiz Fernando Nogueira

4.	Indication of the names of those who make up the slate - Chapa do Conselho Fiscal proposta pela Administração / Slate of the fiscal council proposed by the management

[	] Approve [ ] Reject [ ] Abstain

DISTANCE VOTING BALLOT

Annual General Meeting (AGM) - OI S.A. to be held on 04/26/2019

5. If one of the candidates that is part of the slate leaves the slate in order to accommodate the separate election provided by Articles 161, §4 and 240 of law No. 6404 of 1976, can the votes corresponding to their shares continue to be conferred on the chosen slate -

[ ] Yes [ ] No [ ] Abstain

City :__________________________________________________________________________
Date :__________________________________________________________________________
Signature :_____________________________________________________________________
Shareholder's Name :____________________________________________________________
Phone Number :__________________________________________________________________